UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2014

AMERICAN RESTAURANT CONCEPTS, INC.
 (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

212 Guilbeau Road Lafayette, Louisiana (Address of principal executive offices)	70506 (Zip Code)

Registrant’s telephone number, including area code:  (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2014, American Restaurant Concepts, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Seenu G. Kasturi pursuant to which Mr. Kasturi agreed to purchase 206,061 shares of the Company’s Class A common stock, par value $0.01 per share, for $340,000.  Mr. Kasturi paid for the shares through the issuance of a promissory note (the “Promissory Note”) in favor of the Company in the amount of $340,000.

The Promissory Note is unsecured, accrues interest at a rate of six percent (6%) per annum, and has a maturity date of March 31, 2015.  The principal and interest are payable in four equal quarterly installments of $85,000 beginning June 30, 2014.  Mr. Kasturi may prepay the principal amount of the Promissory Note, in whole or in part, together with any accrued but unpaid interest thereon, at any time without penalty.  In the event an “Event of Default,” as such term is defined in the Promissory Note, occurs that is not cured within 30 days, the remaining balance of principal and accrued interest outstanding under the Promissory Note will accelerate and become immediately due and payable.

The foregoing description of the Securities Purchase Agreement and Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and Promissory Note attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Securities Purchase Agreement, dated February 27, 2014, by and between American Restaurant Concepts, Inc. and Seenu G. Kasturi

10.2	Promissory Note, dated February 27, 2014, issued by Seenu G. Kasturi in favor of American Restaurant Concepts, Inc.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: March 5, 2014	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number                                           Description

10.1	Securities Purchase Agreement, dated February 27, 2014, by and between American Restaurant Concepts, Inc. and Seenu G. Kasturi

10.2	Promissory Note, dated February 27, 2014, issued by Seenu G. Kasturi in favor of American Restaurant Concepts, Inc.